Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Segment and Market

For the Quarters Ended December 31, 2014 and 2013

and September 30, 2014 and

the Years Ended December 31, 2014 and 2013

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2014
Composite Materials	$225.0	$72.1	$63.0	$360.1
Engineered Products	82.4	27.5	1.8	111.7
Total	$307.4	$99.6	$64.8	$471.8
	65%	21%	14%	100%

Third Quarter 2014
Composite Materials	$212.3	$64.1	$66.5	$342.9
Engineered Products	84.2	24.4	0.4	109.0
Total	$296.5	$88.5	$66.9	$451.9
	66%	19%	15%	100%

Fourth Quarter 2013
Composite Materials	$210.7	$61.2	$52.9	$324.8
Engineered Products	72.9	27.6	1.5	102.0
Total	$283.6	$88.8	$54.4	$426.8
	66%	21%	13%	100%

Year Ended December 31, 2014
Composite Materials	$887.6	$271.6	$261.7	$1,420.9
Engineered Products	327.7	104.2	2.7	434.6
Total	$1,215.3	$375.8	$264.4	$1,855.5
	66%	20%	14%	100%

Year Ended December 31, 2013
Composite Materials	$804.3	$271.9	$210.7	$1,286.9
Engineered Products	280.2	104.0	7.1	391.3
Total	$1,084.5	$375.9	$217.8	$1,678.2
	65%	22%	13%	100%